[DAVIS MONK & COMPANY LETTERHEAD]

                                                    March 31, 1998


     Mr. C.E. "Rick" Strattan
     Cyclodextrin Technologies Development, Inc.
     3713 S.W. 42 Avenue, Suite 3
     Gainesville, Florida 32608-6518

     Dear Mr. Stattan:

     We have reviewed the Form 10KSB provided to us on March 27, 1998 and agree with the information contained therein.



                                            /S/
                                        DAVIS, MONK & COMPANY
                                    CERTIFIED PUBLIC ACCOUNTANTS
                                        & BUSINESS CONSULTANTS


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